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                                                           Exhibit 10.12



                              ROBBINS & MYERS, INC.

                     SENIOR EXECUTIVE ANNUAL CASH BONUS PLAN
                     ---------------------------------------

1.       Purpose
         -------

         This document sets forth the annual incentive plan applicable to those employees of Robbins & Myers, Inc. (the "Company") and its subsidiaries who are executive officers of the Company and whose annual incentive compensation for any taxable year of the Company commencing on or after September 1, 1996 the Committee (as hereafter defined) anticipates would not be deductible by the Company due to Section 162 of the Internal Revenue Code of 1986, as amended ("Covered Employees"), including members of the Board of Directors who are such employees. This plan is hereafter referred to as the "Plan" or "Annual Incentive Plan."

         The Plan is designed to reward, through additional cash compensation, Covered Employees for their significant contribution toward improved profitability and growth of the Company.

2.       Eligibility
         -----------

         All Covered Employees shall be eligible to be selected to participate in this Annual Incentive Plan. The Committee shall select the Covered Employees who shall participate in this Plan in any year no later than 90 days after the commencement of the fiscal year of the Company (or no later than such earlier or later date as may be the applicable deadline for the compensation payable to such Covered Employee for such year hereunder to qualify as "performance based" under Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code")).

         A Covered Employee participating in this Plan shall not participate in an Annual Incentive Plan established by the Company for all key employees.

3.       Administration
         --------------

         The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Board"), or by another committee appointed by the Board (the "Committee"). The Committee shall be comprised exclusively of Directors who are not employees and who are "outside directors" within the meaning of Section 162(m)(4)(C) of the Code. The Committee shall have authority, subject to the provisions herein, to select employees to participate herein; establish and administer the performance goals and the award opportunities applicable to each participant and certify whether the goals have been attained; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, and waive rules and regulations for the Plan's administration; and make all other determinations which may be necessary or advisable for the administration of the Plan. Any determination by


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Committee pursuant to the Plan shall be final, binding and conclusive on all employees and participants and anyone claiming under or through any of them.

4.       Establishment Of Performance Goals And Award Opportunities
         ----------------------------------------------------------

         No later than 90 days after the commencement of each year commencing on or after September 1, 1996 (or than such earlier or later date as may be the applicable deadline for compensation payable hereunder for such year to qualify as "performance-based" under Section 162(m)(4)(C) of the Code), the Committee shall establish in writing the method for computing the amount of compensation which will be payable under the Plan to each participant in the Plan for such year if the performance goals established by the Committee for such year are attained in whole or in part and if the participant's employment by the Company or a subsidiary continues without interruption during that year. Such method shall be stated in terms of an objective formula or standard that precludes discretion to increase the amount of the award that would otherwise be due upon attainment of the goals. No provision of this Plan shall preclude the Committee from exercising negative discretion with respect to any award hereunder, within the meaning of Treasury Regulation Section 1.162-27(e)(2)(iii)(A).

         No later than 90 days after the commencement of each year commencing on or after September 1, 1996 (or than such earlier or later date as may be the applicable deadline for compensation payable hereunder for such year to qualify as "performance-based" under Section 162(m)(4)(C) of the Code), the Committee shall establish in writing the performance goals for such year, which shall be based on any of the following performance criteria, either alone or in any combination, on either a consolidated or business unit or divisional level, and which shall include or exclude discontinued operations and acquisition expenses (e.g., pooling of interests), as the Committee may determine: level of sales, earnings per share, income before income taxes and cumulative effect of accounting changes, income before cumulative effect of accounting changes, net income, earnings before interest and taxes, return on assets, return on equity, return on capital employed, total stockholder return, market valuation, cash flow, and completion of acquisitions. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring or productivity initiatives; non-operating items; acquisition expenses (e.g., pooling of interests); and effects of divestitures. Any such performance criterion or combination of such criteria may apply to the participant's award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Committee may specify.


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5.       Maximum Award
         -------------

         The maximum amount of compensation that may be paid under the Plan to any participant for any year is the lesser of 150% of base salary or $750,000.

6.       Attainment Of Performance Goals Required
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         Awards shall be paid under this Plan for any year solely on account of the attainment of the performance goals established by the Committee with respect to such year. Awards shall also be contingent on continued employment by the Company or a subsidiary of the Company during such year. The only exceptions to this rule apply in the event of termination of employment by reason of death or disability (as determined by the Committee), or in the event of a Change of Control of the Company (as such term is defined in the Company's 1994 Long-Term Incentive Stock Plan), during such year, in which case the following provisions shall apply. In the event of termination of employment by reason of death or disability during the Plan year, an award shall be payable under this Plan to the participant or the participant's estate for such year, which shall be paid at the same time as the award the participant would have received for such year had no termination of employment occurred, and which shall be equal to the amount of such award multiplied by a fraction the numerator of which is the number of full or partial calendar months elapsed in such year prior to termination of employment and the denominator of which is the number twelve. In the event of a Change of Control during a Plan year and prior to termination of employment, an incentive award shall be paid under the Plan at the time of such Change of Control to each participant, with the amount of such award being equal to the participant's projected award under the Plan (as determined by the Committee) for the year in which the Change of Control occurs, multiplied by a fraction of the numerator of which is the number of full or partial calendar months elapsed in such year prior to the Change of Control and the denominator of which is the number twelve. An additional exception shall apply in the event of termination of employment by reason of being eligible for retirement pursuant to Robbins & Myers Retirement Plan for Salaried Employees during a Plan year, but only if and to the extent it will not prevent any award payable hereunder (other than an award payable in the event of death, disability, Change of Control or retirement) from qualifying as "performance-based compensation" under Section 162(m)(4)(C) of the Code. Subject to the preceding sentence, in the event of termination of employment by reason of retirement during a Plan year an award shall be payable under this Plan to the participant for such year, which shall be paid at the same time as the award the participant would have received for such year had no termination of employment occurred, and which shall be equal to the amount of such award multiplied by a fraction the numerator of which is the number of full or partial calendar months elapsed in such year prior to termination of employment and the denominator of which is the number twelve. A participant whose employment terminates prior to the end of a Plan year for any reason not excepted above shall not be entitled to any award under the Plan for that year.


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7.       Shareholder Approval And Committee Certification Contingencies;
         ---------------------------------------------------------------
         Payment Of Awards
         -----------------

         Payment of any awards under this Plan shall be contingent upon the affirmative vote of the shareholders of at least a majority of the votes cast (including abstentions) at the annual meeting of shareholders held in 1996. Unless and until such shareholder approval is obtained, no award shall be paid pursuant to this Plan. Subject to the provisions of Paragraph 6 above relating to death, disability, Change of Control and retirement, payment of any award under this Plan shall also be contingent upon the Compensation Committee's certifying in writing that the performance goals and any other material terms applicable to such award were in fact satisfied, in accordance with applicable Treasury regulations under Code Section 162(m). Unless and until the Committee so certifies, such award shall not be paid. Unless the Committee provides otherwise, (a) earned awards shall be paid promptly following such certification, and (b) such payment shall be made in cash (subject to any payroll tax withholding the Company may determine applies).

         To the extent necessary for purposes of Code Section 162(m), this Plan shall be resubmitted to shareholders for their reapproval with respect to awards payable for the taxable year of the Company commencing on and after September 1, 2001.

8.       Amendment, Termination And Term Of Plan
         ---------------------------------------

         The Board of Directors may amend, modify or terminate this Plan at any time, provided that no such amendment, modification or termination shall adversely affect the incentive opportunity of any participant with respect to the portion of the year elapsed prior to the date of such amendment, modification or termination, without such participant's written consent. The Plan will remain in effect until terminated by the Board.

9.       Interpretation And Construction
         -------------------------------

         Any provision of this Plan to the contrary notwithstanding, (a) awards under this Plan are intended to qualify as performance-based compensation under Code Section 162(m)(4)(C) and (b) any provision of the Plan that would prevent an award under the Plan from so qualifying shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded. No provision of the Plan, nor the selection of any eligible employee to participate in the Plan, shall constitute an employment agreement or affect the duration of any participant's employment, which shall remain "employment at will" unless an employment agreement between the Company and the participant provides otherwise. Both the participant and the Company shall remain free to terminate employment as any time to the same extent as if the Plan had not been adopted.


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10.      GOVERNING LAW
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         The terms of this Plan shall be governed by the laws of the State of
Ohio, without reference to the conflicts of laws principles of that State.


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